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                                                                    EXHIBIT 11

                           ALEXANDER & BALDWIN, INC.
                       COMPUTATION OF EARNINGS PER SHARE
           FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                    (In thousands, except per share amounts)
-------------------------------------------------------------------------------

                                   Three Months Ended       Six Months Ended
                                         June 30                 June 30
                                    1999        1998        1999        1998
                                    ----        ----        ----        ----
Basic Earnings Per Share
------------------------

    Net income                    $ 23,249    $ 18,970    $ 39,087    $ 26,943
                                  ========    ========    ========    ========

    Average number of shares
      outstanding                   43,318      44,869      43,438      44,855
                                  ========    ========    ========    ========

    Basic earnings per share      $   0.54    $   0.42    $   0.90    $   0.60
                                  ========    ========    ========    ========

Diluted Earnings Per Share
--------------------------

    Net income                    $ 23,249    $ 18,970    $ 39,087    $ 26,943
                                  ========    ========    ========    ========

    Average number of shares
      outstanding                   43,318      44,869      43,438      44,855
    Effect of assumed exercise
      of outstanding stock
      options                           12         210           2         203
                                  --------    --------    --------    --------
    Average number of shares
      outstanding after assumed
      exercise of outstanding
      stock options                 43,330      45,079      43,440      45,058
                                  ========    ========    ========    ========

    Diluted earnings per share    $   0.54    $   0.42    $   0.90    $   0.60
                                  ========    ========    ========    ========

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